Exhibit 23.20

CONSENT OF WOODY ENTERPRISES

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding the “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A.” dated December 9, 2008, contained in the Annual Report on Form 10-K for the period ended December 31, 2016 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-205182 and 333-194900), and any amendments thereto (the “S-8s”);

(iv)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form F-4 Registration Statement, as amended (File No. 333-203996) (the “F-4”); and

(v)	the use of our name in the 10-K, the S-3, S-8s and the F-4.

WOODY ENTERPRISES

/s/Don R. Woody
Name: Don R. Woody

Date: March 9, 2017